Exhibit 10.40.5
AMENDMENT TO
FEDERATED DEPARTMENT STORES, INC.
PROFIT SHARING 401(k) INVESTMENT PLAN
IRS Revenue Procedure 2002-29
Amendment Regarding Required Minimum Distributions
This amendment to the Federated Department Stores, Inc. Profit Sharing 401(k) Investment Plan (the “Plan”) is hereby adopted for the purpose of complying with final and temporary regulations under section 401(a)(9) of the Internal Revenue Code of 1986, as amended (the “Code”). This amendment shall add to the end of the Plan an Article A reading in the manner set forth below.
The provisions of such Article A are intended solely to ensure that the Plan satisfies the requirements of Code section 401(a)(9). The provisions of such Article A do not by themselves create any standard or optional distribution forms that are not otherwise available under the other provisions of the Plan without regard to such Article A; instead they generally only set the deadlines by which distributions required to satisfy Code section 401(a)(9) must begin and the minimum amounts that must be paid in certain situations. Further, the provisions of such Article A shall not increase the amount of any Plan participant’s benefit under the terms of the Plan or the extent to which any participant is vested in such benefit.
ARTICLE A — MINIMUM DISTRIBUTION REQUIREMENTS
Section 1 — General Rules
1.1 Effective Date. Unless an earlier effective date is specified in the adoption agreement that is a part of this Article A (the “adoption agreement”), the provisions of this article shall apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.
1.2 Coordination With Minimum Distribution Requirements Previously In Effect. If the adoption agreement specifies an effective date of this article that is earlier than calendar years beginning with the 2003 calendar year, required minimum distributions for 2002 under this article shall be determined as follows. If the total amount of 2002 required minimum distributions under the Plan made to a distributee prior to the effective date of this article equals or exceeds the required minimum distributions determined under this article, then no additional distributions shall be required to be made for 2002 on or after such date to the distributee. If the total amount of 2002 required minimum distributions under the Plan made to a distributee prior to the effective date of this article is less than the amount determined under this article, then required minimum distributions for 2002 on and after such date shall be determined so that the total amount of required minimum distributions for 2002 made to the distributee shall be the amount determined under this article.
1.3 Precedence. The requirements of this article shall take precedence over any inconsistent provisions of the Plan.
1.4 Requirements Of Treasury Regulations Incorporated. All distributions required under this article shall be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Code.
1.5 TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this article, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan, if any, that relate to section 242(b)(2) of TEFRA.
Section 2 — Time and Manner of Distribution
2.1 Required Beginning Date. A Plan participant’s entire interest shall be distributed, or begin to be distributed, to the participant no later than the participant’s required beginning date.
2.2 Death Of Participant Before Distributions Begin. If a Plan participant dies before distributions begin, the participant’s entire interest shall be distributed, or begin to be distributed, no later than as follows:
     (a) If the participant’s surviving spouse is the participant’s sole designated beneficiary, then, except as provided in the adoption agreement, distributions to the surviving spouse shall begin no later than December 31 of the calendar year immediately following the calendar year in which the participant died (or, if later and if otherwise permitted by the terms of the Plan that precede this Article A, by December 31 of the calendar year in which the participant would have attained age 70-1/2).
     (b) If the participant’s surviving spouse is not the participant’s sole designated beneficiary, then, except as provided in the adoption agreement, distributions to the designated beneficiary shall begin no later than December 31 of the calendar year immediately following the calendar year in which the participant died.
     (c) If there is no designated beneficiary as of September 30 of the year following the year of the participant’s death, the participant’s entire interest shall be distributed no later than December 31 of the calendar year containing the fifth anniversary of the participant’s death.
     (d) If the participant’s surviving spouse is the participant’s sole designated beneficiary and the surviving spouse dies after the participant but before distributions to the surviving spouse begin, this section 2.2, other than section 2.2(a), shall apply as if the surviving spouse were the participant.
     For purposes of this section 2.2 and section 4, unless section 2.2(d) applies, distributions are considered to begin on the participant’s required beginning date. If section 2.2(d) applies,

distributions are considered to begin on the date distributions are required to begin to the surviving spouse under section 2.2(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the participant before the participant’s required beginning date (or to the participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under section 2.2(a)), the date distributions are considered to begin is the date distributions actually commence.
2.3 Forms Of Distribution. Unless a Plan participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions shall be made in accordance with sections 3 and 4 of this article. If the participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations issued thereunder.
Section 3 — Required Minimum Distributions During Participant’s Lifetime
3.1 Amount Of Required Minimum Distribution For Each Distribution Calendar Year. During a Plan participant’s lifetime, the minimum amount that must be distributed for each distribution calendar year is the lesser of:
     (a) the quotient obtained by dividing the participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the participant’s age as of the participant’s birthday in the distribution calendar year; or
     (b) if the participant’s sole designated beneficiary for the distribution calendar year is the participant’s spouse, the quotient obtained by dividing the participant’s account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the participant’s and spouse’s attained ages as of the participant’s and spouse’s birthdays in the distribution calendar year.
3.2 Lifetime Required Minimum Distributions Continue Through Year Of Participant’s Death. Required minimum distributions shall be determined under this section 3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the participant’s date of death.
Section 4 — Required Minimum Distributions After Participant’s Death
4.1 Death On Or After Date Distributions Begin.
     (a) Participant Survived By Designated Beneficiary. If a Plan participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that must be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the longer of the remaining life expectancy of the participant or the remaining life expectancy of the participant’s designated beneficiary, determined as follows:
          (1) The participant’s remaining life expectancy is calculated using the age of the participant in the year of death, reduced by one for each subsequent year.
          (2) If the participant’s surviving spouse is the participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.
          (3) If the participant’s surviving spouse is not the participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the participant’s death, reduced by one for each subsequent year.
     (b) No Designated Beneficiary. If a Plan participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the participant’s death, the minimum amount that must be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the participant’s remaining life expectancy calculated using the age of the participant in the year of death, reduced by one for each subsequent year.
4.2 Death Before Date Distributions Begin.
     (a) Participant Survived by Designated Beneficiary. Except as provided in the adoption agreement, if a Plan participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that must be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the remaining life expectancy of the participant’s designated beneficiary, determined as provided in section 4.1.
     (b) No Designated Beneficiary. If a Plan participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the participant’s death, distribution of the participant’s entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the participant’s death.
     (c) Death Of Surviving Spouse Before Distributions To Surviving Spouse Are Required To Begin. If a Plan participant dies before the date distributions begin, the participant’s surviving spouse is the participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under section 2.2(a), this section 4.2 shall apply as if the surviving spouse were the participant.

Section 5 — Definitions
5.1 Designated Beneficiary. The individual who is designated as the beneficiary under section 9.6 or 9A.9 of the Plan and is the designated beneficiary under section 401(a)(9) of the Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.
5.2 Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before a Plan participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the participant’s required beginning date. For distributions beginning after the participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under section 2.2. The required minimum distribution for the participant’s first distribution calendar year must be made on or before the participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the participant’s required beginning date occurs, must be made on or before December 31 of that distribution calendar year.
5.3 Life Expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.
5.4 Participant’s Account Balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.
5.5 Required Beginning Date. The date specified in section 8.2 of the Plan.
ADOPTION AGREEMENT FOR ARTICLE A
(Check and complete section 1 below if any required minimum distributions for the 2002 distribution calendar year were made in accordance with the section 401(a)(9) Final and Temporary Treasury Regulations.)
Section 1. Effective Date Of Plan Amendment For Section 401(a)(9) Final And Temporary Treasury Regulations.
                     Article A, Minimum Distribution Requirements, applies for purposes of determining required minimum distributions for distribution calendar years beginning with the 2003 calendar year, as well as required minimum distributions for the 2002 distribution calendar year that are made on or after                                         .

(Check and complete any of the remaining sections if any of the rules in sections 2.2 and 4.2 of Article A of the Plan are to be modified.)
Section 2. Election To Apply 5-Year Rule To Distributions To Designated Beneficiaries.
                     If a Plan participant dies before distributions begin and there is a designated beneficiary, distribution to the designated beneficiary is not required to begin by the date specified in section 2.2 of Article A of the Plan, but the participant’s entire interest shall be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the participant’s death. If the participant’s surviving spouse is the participant’s sole designated beneficiary and the surviving spouse dies after the participant but before distributions to either the participant or the surviving spouse begin, this election shall apply as if the surviving spouse were the participant.
This election shall apply to:
                     All distributions.
                     The following distributions:                                                                                 .
Section 3. Election To Allow Participants Or Beneficiaries To Elect 5-Year Rule.
                     Plan Participants or beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in sections 2.2 and 4.2 of Article A of the Plan applies to distributions after the death of a participant who has a designated beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under section 2.2 of Article A of the Plan, or by September 30 of the calendar year which contains the fifth anniversary of the participant’s (or, if applicable, surviving spouse’s) death. If neither the participant nor beneficiary makes an election under this paragraph, distributions shall be made in accordance with sections 2.2 and 4.2 of Article A of the Plan and, if applicable, the elections in section 2 above.
Section 4. Election To Allow Designated Beneficiary Receiving Distributions Under 5-Year Rule To Elect Life Expectancy Distributions.
                     A designated beneficiary who is receiving payments under the 5-year rule may make a new election to receive payments under the life expectancy rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the life expectancy rule for all distribution calendar years before 2004 are distributed by the earlier of December 31, 2003 or the end of the 5-year period.
[Signature Page Follows This Page]

     IN ORDER TO EFFECT THE FOREGOING PLAN CHANGES, Federated Department Stores, Inc., the Plan sponsor, has caused its name to be subscribed to this Plan amendment.

FEDERATED DEPARTMENT STORES, INC.

	By:	/s/ David W. Clark

	Title:	SVP Human Resources

	Date:	December 31, 2003

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